UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019

JAMES RIVER GROUP HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a)            On November 8, 2019, James River Group Holdings, Ltd. (the “Company”) and JRG Reinsurance Company, Ltd. (“JRG Re”), a wholly-owned subsidiary of the Company, entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) with KeyBank National Association (“KeyBank”) as Administrative Agent and Letter of Credit Issuer, KeyBank, SunTrust Robinson Humphrey, Inc., and BMO Capital Markets Corp. as Joint Book Runners and Joint Lead Arrangers, Bank of Montreal and SunTrust Bank as Co-Syndication Agents, and the lender parties thereto. The Second Amended and Restated Credit Agreement amended and restated that certain Amended and Restated Credit Agreement, dated as of December 7, 2016, as amended (the “Amended and Restated Credit Agreement”), governing the Company’s senior revolving credit facility.

The Amended and Restated Credit Agreement provided for a $102.5 million secured revolving credit facility available to issue letters of credit and secured by the Company’s investment securities and a $112.5 million unsecured revolving credit facility available for general corporate purposes.

The Second Amended and Restated Credit Agreement (i) extends the maturity date of the facility from December 7, 2021 to November 8, 2024, (ii) lowers the applicable interest rate and the letter of credit fees, (iii) increases the maximum aggregate amount available under the unsecured revolving credit facility to $212,500,000 and (iv) makes certain negative covenants less restrictive than those set forth in the Amended and Restated Credit Agreement.

Additionally, the Second Amended and Restated Credit Agreement provides for an accordion feature that permits the Company to request that one or more lenders (without the consent of the other lenders) or one or more financial institutions which were not previously party to the Second Amended and Restated Credit Agreement (with the consent of KeyBank, as Administrative Agent) provide it with increases in the secured or unsecured revolving credit facilities of up to an aggregate of $100 million. Such amount reflects a $50 million increase in the accordion feature set forth in the Amended and Restated Credit Agreement. The Company’s ability to request such increases in the revolving credit facility is subject to its compliance with customary conditions set forth in the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement contains representations and warranties, financial and other affirmative and negative covenants and events of default which are substantially the same as those set forth in the Amended and Restated Credit Agreement. The covenants in the Second Amended and Restated Credit Agreement include customary limitations on indebtedness, liens, mergers or consolidations, dispositions, restricted payments, investments, transactions with affiliates, burdensome agreements and changes in the nature of its business. In addition, the Second Amended and Restated Credit Agreement requires the Company to comply with certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis. These financial covenants require that the Company and its subsidiaries not permit their leverage ratio to be greater than 0.35:1 and not permit their consolidated net worth to be less than a specified amount, which amount increases on a quarterly basis in an amount based upon the Company’s consolidated net earnings.

A copy of the Second Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Second Amended and Restated Credit Agreement in this report is qualified in its entirety by the terms of the Second Amended and Restated Credit Agreement.

(b)            On November 8, 2019, the Company and JRG Re entered into a First Amendment to Credit Agreement (the “Amendment”) with BMO Harris Bank N.A (“BMO”). The Amendment amended that certain Credit Agreement dated as of August 2, 2017 (the “Credit Agreement”) by and among the Company and JRG Re, as borrowers, and BMO, as the lender.

The Credit Agreement provides for a $100 million revolving line of credit, which may be used for loans or letters of credit made or issued, at the borrowers’ option, on a secured or unsecured basis.

The Amendment, among other things, (i) lowers the applicable interest rate, (ii) makes certain negative covenants less restrictive, and (iii) adds a covenant enabling the Lender to require an amendment to the Credit Agreement for the purpose of incorporating any future amendments to the Second Amended and Restated Credit Agreement that have the effect of making the covenants or defaults therein more favorable to the lenders.

Other than as described in the immediately preceding paragraph, the Credit Agreement remains in full force and effect and substantially unchanged.

A copy of the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment in this report is qualified in its entirety by the terms of the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing a copy of its third quarter 2019 investor presentation as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to use the investor presentation from time to time in meetings with investors and analysts. The presentation will also be posted on the investor relations portion of the Company's website.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of November 8, 2019 by and among James River Group Holdings, Ltd. JRG Reinsurance Company, Ltd., KeyBank National Association, as Administrative Agent and Letter of Credit Issuer, KeyBank National Association, SunTrust Robinson Humphrey, Inc., and BMO Capital Markets Corp. as Joint Book Runners and Joint Lead Arrangers, Bank of Montreal and SunTrust Bank as Co-Syndication Agents, and the lender parties thereto.

10.2	First Amendment to Credit Agreement dated as of November 8, 2019 by and among James River Group Holdings, Ltd. and JRG Reinsurance Company Ltd., as the borrowers (the “Borrowers”), and BMO Harris Bank N.A., as the lender (the “Lender”), which amends that certain Credit Agreement dated as of August 2, 2017 by and among the Borrowers and the Lender.

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: November 12, 2019	By:	/s/ Sarah C. Doran
	Name:	Sarah C. Doran
	Title:	Chief Financial Officer